                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               TCA CABLE TV, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               TCA CABLE TV, INC.

                               February 24, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of TCA Cable TV, Inc. scheduled to be held on March 21, 1997, at the Sheraton Tyler Hotel, 5701 S. Broadway, Tyler, Texas, commencing at 3:30 p.m. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

     At the meeting, shareholders are being asked to elect nine directors and to consider and vote on a proposal to approve the 1996 Non-Employee Directors' Stock Option Plan. In addition, management will report to the shareholders on the operations and affairs of the Company.

     It is important that your shares are represented at the meeting. Accordingly please sign, date and return the enclosed proxy card in the envelope provided for your convenience.

     On behalf of the Board of Directors, thank you for your continued support.

                                            Sincerely,

                                            /s/ ROBERT M. ROGERS

                                            ROBERT M. ROGERS
                                            Chairman of the Board
                                            And Chief Executive Officer

                               TCA CABLE TV, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 21, 1997

     Notice is hereby given that the Annual Meeting of Shareholders of TCA Cable TV, Inc., a Texas corporation (the "Company"), will be held on Friday, March 21, 1997, at 3:30 p.m. at the Sheraton Tyler Hotel, 5701 S. Broadway, Tyler, Texas, for the following purposes:

        (1) To elect nine directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified;

        (2) To consider and vote upon a proposal to approve the 1996 Non-Employee Directors' Stock Option Plan; and

        (3) To transact such other business as may properly come before the Annual Meeting of Shareholders or any meetings to which such Annual Meeting may be adjourned.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     The close of business on February 12, 1997, has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, such Annual Meeting of Shareholders and any adjournments thereof, and only shareholders of record at February 12, 1997, are so entitled.

     Please complete, date and sign the enclosed Proxy and return it promptly. If you attend the meeting, you may vote in person. A reply envelope is provided for this purpose and needs no additional postage if mailed in the United States.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ KAREN L. GARRETT

                                            KAREN L. GARRETT,
                                            Corporate Secretary
Tyler, Texas
February 24, 1997

                               TCA CABLE TV, INC.
                               3015 SSE LOOP 323
                               TYLER, TEXAS 75701

                               ------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 21, 1997

                               ------------------

     This Proxy Statement is being sent to shareholders of TCA Cable TV, Inc. ("TCA" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders of the Company to be held on March 21, 1997, or any meeting(s) to which such annual meeting may be adjourned (the "Annual Meeting"). The Annual Meeting will be held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock, par value $.10 per share (the "Common Stock"), held of record by such persons, and the Company will reimburse their forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about February 24, 1997.

     Any shareholder returning the form of proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to its use by written notice of such revocation received by the Company prior to its use. If notice of revocation is not received prior to such time, a shareholder may nevertheless revoke a proxy if he attends the Annual Meeting and desires to vote in person.

     All shares represented by valid proxies, unless the shareholder specifies otherwise, will be voted (i) FOR the election of the nine directors named under "Election of Directors" as nominees for election as directors of the Company for terms expiring in 1998; (ii) FOR the approval of the 1996 Non-Employee Directors' Stock Option Plan; and (iii) at the discretion of the proxy holders in accordance with their best judgment with regard to any other matter that may properly come before the Annual Meeting or any adjournment thereof.

                               VOTING SECURITIES

     The voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. Only shareholders of record of the Company at the close of business on February 12, 1997, are entitled to notice of, and to vote at, the Annual Meeting. At February 12, 1997, there were approximately 24,816,909 shares of Common Stock outstanding.

                               QUORUM AND VOTING

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. In deciding all questions, a holder of Common Stock on the Record Date shall be entitled to one vote for each share.

     In order to be elected as a director, a nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, provided a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

     The approval of the 1996 Non-Employee Directors' Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, provided a quorum is present.

                              BENEFICIAL OWNERSHIP

     The following table sets forth as of December 31, 1996, information regarding the beneficial ownership of the Company's Common Stock by each person known by the Company to own five percent (5%) or more of the outstanding shares of Common Stock, each director of the Company, the Company's Named Executive Officers (as herein defined), and the executive officers and directors of the Company as a group.

                                           AMOUNT AND
                                           NATURE OF        PERCENT
                                           BENEFICIAL          OF
    BENEFICIAL OWNER      TITLE OF CLASS  OWNERSHIP(1)      CLASS(2)
    ----------------      --------------  ------------      --------
Robert M. Rogers            Common Stock   4,945,194(3)(4)   19.9%
3015 SSE Loop 323
Tyler, TX 75701

Louise H. Rogers            Common Stock   3,149,501(5)      12.7%
2512 Alta Mira
Tyler, TX 75701

Chieftain Capital           Common Stock   2,153,625(6)       8.7%
Management, Inc.
12 East 49th Street
New York, NY 10017

Richard C. Blum &           Common Stock   1,469,000(7)       5.9%
Associates, L.P.
909 Montgomery Street,
Suite 400
San Francisco, CA 94133

A. W. Riter, Jr.            Common Stock     679,940(8)       2.7%

Ben R. Fisch, M.D.          Common Stock     666,180          2.7%

Fred R. Nichols             Common Stock      66,518(3)(9)     *

Wayne J. McKinney           Common Stock     182,080(10)       *

James F. Ackerman           Common Stock      10,000           *

Kenneth S. Gunter           Common Stock       5,500(11)       *

Randall K. Rogers           Common Stock     129,120(3)(12)    *

Fred W. Smith               Common Stock      10,000(13)       *

Directors and executive
officers as a group
(twelve persons)            Common Stock   6,750,397(14)     27.2%

---------------

  *  Less than 1.0%

 (1) "Beneficially" owned shares, as defined by the Securities and Exchange Commission, are those shares as to which a person has voting or dispositive power, or both. "Beneficial" ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

 (2) This calculation is the quotient of (a) the number of shares currently beneficially owned by the named individual or group, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days, divided by (b) the total number of shares outstanding at December 31, 1996, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days.

 (3) For each person, includes shares beneficially owned pursuant to currently exercisable stock options: Robert M. Rogers -- 5,000; Fred R.
     Nichols -- 38,750; and Randall K. Rogers -- 500.

 (4) Includes 120,000 shares owned by The Rogers Foundation, Inc., a private charitable foundation of which Mr. Robert M. Rogers is President. Also includes 50,000 shares owned by Mr. Rogers' spouse and 800,000 shares owned by Rogers Venture Enterprises, Inc., a corporation wholly owned by Mr. Robert M. Rogers and Louise H. Rogers.

 (5) Does not include 800,000 shares owned by Rogers Venture Enterprises, Inc., a corporation owned 50% by Louise H. Rogers and 50% by Robert M. Rogers. Ms. Rogers disclaims beneficial ownership of such shares. Includes 19,000 shares owned by Ms. Rogers' spouse.

 (6) This information is based on a Schedule 13G filed with the Securities and Exchange Commission reporting that, as of December 31, 1996, Chieftain Capital Management, Inc., a registered investment adviser ("Chieftain"), had shared voting and dispositive power with respect to all 2,153,625 shares. Chieftain's clients are the direct owners of the shares shown. No such client has an interest that relates to more than 5% of the class.

 (7) Richard C. Blum & Associates, L.P. serves as the general partner or investment adviser for entities that own an aggregate of 1,469,000 shares of the Company's Common Stock.

 (8) Includes 42,280 shares owned by various trusts of which Mr. Riter is a Co-trustee, and 80,000 shares owned by a family partnership of which a trust controlled by Mr. Riter is the sole general partner.

 (9) Includes 350 shares owned by Mr. Nichols' daughter who resides with him.

(10) Includes 60,937 shares owned by various trusts of which Mr. McKinney's spouse is Trustee.

(11) Shares are owned by a trust for which Mr. Gunter is Trustee.

(12) Includes 59,200 shares owned by The Rogers Family Trust of which Mr. Randall K. Rogers is Trustee and 500 shares owned by Rogers Children Trust of which Mr. Randall K. Rogers is Trustee. Mr. Randall K. Rogers is Trustee for two Texas Uniform Gift Minor Accounts which have 1,000 shares each for an aggregate of 2,000 shares.

(13) Shares are owned by a trust for which Mr. Smith is a Co-trustee.

(14) Includes 64,500 shares covered by currently exercisable options granted under the Company's Amended and Restated Incentive Stock Option Plan. See also note 3.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     Nine directors are to be elected at the Annual Meeting, each director to hold office for a term of one year or until his successor shall have been elected and qualified. The shares represented by the proxy will be voted for the nominees whose names appear therein, but the persons designated as proxies reserve full discretion to cast votes for other persons in the event that any such nominees are unable to serve. All of the nominees have indicated that they are willing to stand for election and are willing to serve if elected.

                                                                                              DIRECTOR
                  NOMINEE                              POSITION HELD                 AGE       SINCE
                  -------                              -------------                 ---      --------
Robert M. Rogers...........................  Chairman of the Board of Directors      70         1981
                                               and Chief Executive Officer
Fred R. Nichols............................  President, Chief Operating Officer      50         1981
                                               and Director
Wayne J. McKinney(1).......................  Director                                65         1981
Ben R. Fisch, M.D.(2)......................  Director                                71         1981
A.W. Riter, Jr.(2).........................  Director                                72         1981
James F. Ackerman(2).......................  Director                                72         1981
Kenneth S. Gunter(1).......................  Director                                63         1984
Randall K. Rogers..........................  Director                                37         1989
Fred W. Smith(1)...........................  Director                                63         1995

---------------

(1) Member of Audit Committee.

(2) Member of Compensation and Stock Option Committee.

     Each of the foregoing persons has served in the above capacities since the inception of the Company in 1981 unless otherwise indicated.

     Robert M. Rogers founded the Company and each of its subsidiaries and has served as Chairman of the Board of Directors and CEO of the Company and each of the Company's subsidiaries, excluding VPI Communications, Inc., since their inception. Mr. Rogers was President of the Company from its inception in 1981 until September 1990. Mr. Rogers has been actively involved in the ownership and operation of cable television systems since 1954. Mr. Rogers is an officer, director and shareholder of the two systems for which corporations affiliated with the Company provide general management services. He is a member of the cable television Pioneers' Club.

     Fred R. Nichols is President, Chief Operating Officer and a Director of the Company. Prior to being named President in September 1990, Mr. Nichols served as Executive Vice President and a Director of the Company since its inception, Chief Operating Officer of the Company since December 1983 and Secretary of the Company from September 1984 to December 1990. He had been Treasurer of the Company's subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly-owned subsidiaries of the Company, excluding VPI Communications, Inc. Mr. Nichols is currently on the Executive Committee of the Board of Directors of the Cable Telecommunications Association
(CATA), a trade association of the cable industry, and of C-SPAN, a cable television network.

     Wayne J. McKinney has been actively engaged in the cable television business since 1958 and was employed by the Company or its subsidiaries from 1958 until his retirement in January 1986, serving as a Director and Senior Vice President -- Engineering of the Company from its inception and as Senior Vice President or Vice President, Chief Engineer and/or Director of Engineering of the Company's subsidiaries. Mr. McKinney has been a member of the cable television Pioneers' Club since 1979, and is a Charter and Senior Member of the Society of Cable Telecommunications Engineers.

     Ben R. Fisch, M.D., has been a Director of the Company or its subsidiaries since 1967. Dr. Fisch has been retired from medical practice in Tyler, Texas since July 1986.

     A. W. Riter, Jr. retired as Senior Chairman of the Board of Directors of NCNB Texas -- Tyler, Texas (successor to First RepublicBank Tyler), on September 30, 1988. He had served as Chairman and Chief Executive Officer until June 30, 1988 and held the same positions with First RepublicBank Tyler and its predecessor, InterFirst Bank Tyler, from August 1979 to June 1988 and served as President of Peoples National Bank (predecessor of InterFirst Bank Tyler) from 1964 until 1979. Mr. Riter has served as a Director or officer of the Company or its subsidiaries since 1965.

     James F. Ackerman has been President of Cardinal Ventures, LLC in Indianapolis, Indiana since July 1993. Cardinal Ventures, LLC is an equity investor in small businesses. He has been a Director of the Company since 1981. Mr. Ackerman was President of Jim Ackerman and Associates, Inc., a financial consulting firm to the cable television industry from October 1984 to December 31, 1994. From 1973 to December 1, 1984, he was Senior Vice President of A.G. Becker Paribas, Inc. Mr. Ackerman has been engaged in investment banking activities with respect to the cable television industry since 1959 and served as a partner of Becker Communications Associates, a cable television investment partnership, from 1973 to 1989. He was also Chairman and Chief Executive Officer of Cardinal Communications, Inc., an Indiana cable television operator, a position he had held from 1971 until the company was sold in 1993. Mr. Ackerman is a former President and Director of the Indiana Cable Television Association, a past Director of the National Cable Television Association and a member of the cable television Pioneers' Club.

     Kenneth S. Gunter has been Chairman and CEO of MT Associates, Inc., San Angelo, Texas, a broadband communications design and construction contractor since October 1993. He has been a Director of the Company since 1984. He has served as a senior officer and director of several publicly-held cable television multiple system operators since 1958, including International Cablevision Corporation, Columbia Cable Systems, Inc., UA-Columbia Cablevision, Inc., Rogers-UA Cablesystems, Inc. and United Artists Communications, Inc. He is a past director of the National Cable Television Association, a Senior Member and past officer and director of the Society of Cable Telecommunications Engineers and a member of the cable television Pioneers' Club.

     Randall K. Rogers has been with TCA since 1983, previously serving as general manager in Big Spring and Huntsville, Texas. He was elected to the Board of Directors in 1989. Since 1989, Mr. Rogers has also served as general manager of the Company's operations in Bryan/College Station, Texas. In 1996, Mr. Rogers was named Vice President -- System Operations, overseeing operations in east and south Texas. Mr. Rogers is the son of Robert M. Rogers.

     Fred W. Smith is Chairman of the Donald W. Reynolds Foundation, one of the thirty largest private charitable foundations in the United States having served in such capacity since 1990. Mr. Smith's entire business career has been with the Donrey Media Group, which he joined in 1951. He served in various capacities until 1993 when he retired as the company's President and Chief Executive Officer. He has been a TCA Director since 1995.

     The Board of Directors held four meetings during fiscal 1996. The Board of Directors has two standing committees -- the Audit Committee and the Compensation and Stock Option Committee.

     The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and result of the audit; reviewing the independence of the independent accountants; reviewing actions by management and independent accountants' recommendations; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The Audit Committee met two times during fiscal 1996.

     The Compensation and Stock Option Committee met twice during 1996. The functions performed by this committee include: reviewing and recommending the Company's executive salary structure; reviewing the Company's Amended and Restated Incentive Stock Option Plan (and granting options thereunder); recommending directors' fees; and approving salary and bonus awards to certain key employees.

     The Board of Directors does not have a nominating committee. Functions customarily attributed to a nominating committee are performed by the Board of Directors as a whole.

     During 1996, each director attended all meetings of the Board of Directors and respective committees on which he served.

                           PROPOSAL 2 -- APPROVAL OF
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

GENERAL

     Upon review of the Company's existing stock option plan, the Board of Directors noted that non-employee directors of the Company were not eligible to receive options. In order to advance the interests of the Company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's shareholders, the Board of Directors unanimously approved the 1996 Non-Employee Directors' Stock Option Plan (the "Plan").

     A copy of the Plan is attached to this Proxy Statement as Appendix A. The following is a brief summary of certain provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan.

SUMMARY OF PLAN PROVISIONS

     The Plan will be administered by a committee of not fewer than two members of the Board of Directors who are not non-employee directors (the "Committee"). In addition to the general administration of the Plan, the Committee has the power, among other things, to determine and interpret each option agreement and to modify any option agreement or waive any conditions or restrictions applicable to any option. Each non-employee director will be eligible to participate in the Plan. The Plan provides that each participant shall automatically receive an option to purchase 5,000 shares of Common Stock on the day the Plan becomes effective or at the effective date of the participant's initial election to the Board of Directors. Additionally, each year an option to purchase 2,500 shares of Common Stock will be automatically granted to each participant then serving as a non-employee director at the close of business on the day of the Company's Annual Meeting of Shareholders. The price per share at which the Common Stock may be purchased upon exercise of an option will be equal to 100% of the fair market value of the Common Stock on the date the option is granted. Each option granted under the Plan becomes immediately exercisable on the date of its grant and expires on the earlier of ten years after the date the option was granted or one year after the date the participant to whom the grant was made ceases to serve as a non-employee director of the Company for any reason.

     The aggregate number of shares of Common Stock for which options under the Plan may be granted is 250,000, subject to certain capital adjustments. As of February 7, 1997 six non-employee directors of the Company were eligible to participate in the Plan. As a group the non-employee directors of the Company will receive options to purchase an aggregate of 30,000 shares of Common Stock when the Plan becomes effective. As a group the non-employee directors of the Company will also receive options to purchase an aggregate of 15,000 shares of Common Stock if each continues to serve as a non-employee director at the close of business on the day of the Company's 1998 Annual Meeting of Shareholders. The last reported sales price of the Common Stock on the Nasdaq on February 7, 1997 was $30.13.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     Options granted under the Plan will be "nonstatutory options," i.e., they will not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986. A Plan participant who receives an option under the Plan generally will not recognize any taxable income at the time the option is granted, and the Company will not be entitled to an income tax deduction with respect to the option at that time. Upon exercise of the option, the excess of the fair market value of the shares received upon exercise over the exercise price paid will be taxable to the participant as ordinary income, and the Company will be entitled to a deduction of the same amount. The participant will receive a tax basis in the shares equal to the fair market value of the shares on the date of exercise. (The participant may experience different tax consequences upon exercise of the option, however, if he uses shares of Company stock he already owns to pay all or part of the exercise price, as permitted by the Plan, and the amount of the deduction available to the Company may be different in such a case.) When a participant disposes of shares acquired upon exercise of an option granted under the Plan, the difference between any amount realized on the disposition and the participant's tax basis in the shares generally will be capital gain or loss. The gain or loss will be long-term gain or loss if the participant has held the shares for more than one year, and it will be short-term gain or loss if the participant has held the shares for one year or less. The Company will experience no income tax consequences as a result of the participant's disposition of the shares.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are:

                    NAME                           PRESENT OFFICE OR POSITION            AGE
                    ----                           --------------------------            ---
Robert M. Rogers............................  Chairman of the Board and Chief            70
                                                Executive Officer
Fred R. Nichols.............................  President and Chief Operating Officer      50
Melvin R. Jenschke..........................  Vice President -- Engineering              55
Jimmie F. Taylor............................  Vice President, Chief Financial            43
                                                Officer and Treasurer
Jerry P. Yandell............................  Vice President -- Operations               58

     Robert M. Rogers founded the Company and each of its subsidiaries and has served as Chairman of the Board of Directors and CEO of the Company and each of the Company's subsidiaries, excluding VPI Communications, Inc., since their inception. Mr. Rogers was President of the Company from its inception in 1981 until September 1990. Mr. Rogers has been actively involved in the ownership and operation of cable television systems since 1954. Mr. Rogers is an officer, director and shareholder of the two systems for which corporations affiliated with the Company provide general management services. He is a member of the cable television Pioneers' Club.

     Fred R. Nichols is President, Chief Operating Officer and a Director of the Company. Prior to being named President in September 1990, Mr. Nichols served as Executive Vice President and a Director of the Company since its inception, Chief Operating Officer of the Company since December 1983 and Secretary of the Company from September 1984 to December 1990. He had been Treasurer of the Company's subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly-owned subsidiaries of the Company, excluding VPI Communications, Inc. Mr. Nichols is currently on the Executive Committee of the Board of Directors of the Cable Telecommunications Association
(CATA), a trade association of the cable industry, and of C-SPAN, a cable television network.

     Melvin R. Jenschke has served as a Vice President of the Company since March 25, 1987. He has been with the Company since 1969 serving in several capacities prior to becoming Senior Vice President -- Engineering for TCA Management Company in 1983.

     Jimmie F. Taylor is Vice President, Chief Financial Officer and Treasurer of the Company. Prior to being named Vice President in December, 1990, Mr. Taylor served as Chief Financial Officer and Treasurer of the Company since November 1, 1986. He had been Controller of the Company's wholly-owned subsidiary, TCA Management Company, since joining the Company in May, 1984. Immediately prior to joining the Company, he was employed for nine years in public accounting. Mr. Taylor is a Certified Public Accountant.

     Jerry P. Yandell is Vice President -- Operations of the Company. Prior to being named Vice President -- Operations in 1990, he had served as Vice President since 1987. He has been Senior Vice President --

Operations of TCA Management Company since 1990, serving as Senior Vice President -- Personnel from 1979 until 1990. Immediately prior to joining the Company, he was employed as Personnel Director for General Electric in Tyler, Texas, where he had been for eighteen years. Mr.Yandell has served on the Board of Directors of the Texas Cable and Telecommunications Association since 1982.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during the Company's last three fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                         ANNUAL         ------------
                                                      COMPENSATION       NUMBER OF
                                                    ----------------     SECURITIES     ALL OTHER
                     NAME AND                       FISCAL   SALARY      UNDERLYING    COMPENSATION
                PRINCIPAL POSITION                   YEAR      ($)      OPTIONS/SARS       ($)
                ------------------                  ------   -------    ------------   ------------
Robert M. Rogers,                                    1996    211,280(1)    20,000          6,293(2)
  Chairman of the Board and                          1995    192,422(1)        --          5,723
  Chief Executive Officer                            1994    191,250(1)        --          5,582(3)

Fred R. Nichols                                      1996    230,394(1)    40,000         10,498(4)
  President, Chief Operating                         1995    203,958(1)        --         10,172
  Officer and Director                               1994    186,566(1)    25,000          9,522(5)

Melvin R. Jenschke                                   1996    110,301        2,500          3,331(6)
  Vice President --                                  1995    105,209        2,500          3,442
  Engineering                                        1994     97,744        4,000          3,194

Jimmie F. Taylor                                     1996    109,697        2,500          3,313(7)
  Vice President, Chief                              1995    100,698        2,500          3,135
  Financial Officer and Treasurer                    1994     96,217        4,000          2,991

Jerry P. Yandell                                     1996    110,306        2,500          3,331(8)
  Vice President -- Operations                       1995    101,697        2,500          3,485
                                                     1994     96,854        4,000          3,683

---------------

(1) Includes director's fees paid.

(2) Consists of Company contributions under the Company's Deferred Savings and Retirement Plan of $6,278 and premiums paid on term life insurance policies for the executive's benefit of $15.

(3) Additionally, effective September 1, 1994, Mr. Rogers was granted incentive options to purchase 10,000 shares of Class A Common Stock of TCA Communications, Inc. ("TCA Communications") at an exercise price of $7.93 per share, which was the per share fair market value of such shares at the date of grant as determined by the Board of Directors of TCA Communications. A wholly-owned subsidiary of the Company owns a 50% equity interest in TCA Communications. Effective January 1, 1997, TCA Communications distributed certain assets primarily related to its long distance operations and internet operations in East Texas to Lufkin-Conroe Telecommunications Corporation ("LCT") in exchange for LCT's 50% ownership interest in TCA Communications.

(4) Consists of Company contributions under the Company's Deferred Savings and Retirement Plan of $6,852, premiums paid on term life insurance policies for the executive's benefit of $46 and a $300/month car allowance.

(5) Additionally, effective September 1, 1994, Mr. Nichols was granted incentive options to purchase 15,000 shares of Class A Common Stock of TCA Communications at an exercise price of $7.93 per share.

(6) Consists of Company contributions under the Company's Deferred Savings and Retirement Plan of $3,309 and premiums paid on term life insurance policies for the executive's benefit of $22.

(7) Consists of Company contributions under the Company's Deferred Savings and Retirement Plan of $3,291 and premiums paid on term life insurance policies for the executive's benefit of $22.

(8) Consists of Company contributions under the Company's Deferred Savings and Retirement Plan of $3,309 and premiums paid on term life insurance policies for the executive's benefit of $22.

OPTION GRANTS DURING 1996 FISCAL YEAR

     The following table provides information related to options granted to the Named Executive Officers during fiscal 1996.

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                     AT ASSUMED ANNUAL RATES
                                                                                   OF STOCK PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                           FOR OPTION TERM(1)
                        --------------------------------------------------------   ---------------------------
                          NUMBER OF      % OF TOTAL
                         SECURITIES     OPTIONS/SARS
                         UNDERLYING      GRANTED TO    EXERCISE OR
                        OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION
         NAME           GRANTED(#)(2)   FISCAL YEAR     ($/SH)(3)      DATE(4)         5%             10%
         ----           -------------   ------------   ------------   ----------   -----------   -------------
Robert M. Rogers.......     14,540          21.5%         $30.25       12/13/02       $179,057      $  417,279
Robert M. Rogers.......      5,460           8.1           27.50       12/13/02         61,126         142,450
Fred R. Nichols........     40,000          59.3           27.50       12/13/02        447,810       1,043,589
Melvin R. Jenschke.....      2,500           3.7           27.50       12/13/02         27,988          65,224
Jimmie F. Taylor.......      2,500           3.7           27.50       12/13/02         27,988          65,224
Jerry P. Yandell.......      2,500           3.7           27.50       12/13/02         27,988          65,224

---------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.

(2) Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation and Stock Option Committee in its discretion.

(4) Options become exercisable with respect to 25% of the shares covered thereby on each of December 13, 1996, 1997, 1998 and 1999. The exercise price was equal to the fair market value of the Common Stock on the date of grant.

OPTION/SAR EXERCISES DURING 1996 FISCAL YEAR AND FISCAL YEAR END OPTION/SAR
VALUES

     The following table provides information related to options exercised by the Named Executive Officers during the 1996 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             SHARES                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                            ACQUIRED      VALUE      OPTIONS/SARS AT FY-END(#)          AT FY-END($)(1)
                           ON EXERCISE   REALIZED   ---------------------------   ---------------------------
          NAME                 (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------   -----------   -------------   -----------   -------------
Robert M. Rogers.........        --           --          --         20,000             --         (54,985)
Fred R. Nichols..........    10,000      117,500      20,000         55,000         65,313           5,313
Melvin R. Jenschke.......        --           --       3,375          7,125          8,844           9,156
Jimmie F. Taylor.........        --           --       4,875          7,125         17,844           9,156
Jerry P. Yandell.........        --           --       4,875          7,125         17,844           9,156

---------------

(1) The closing price for the Company's Common Stock as reported by Nasdaq on October 31, 1996 was $26.75. Value is calculated on the basis of the difference between the option exercise price and $26.75 multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Nichols, Jenschke, Taylor and Yandell (the "Employment Agreements") that, among other things, provide for salary and benefits under both the Employment Agreement and upon termination. Under the Employment Agreements, the Company may terminate the employment of each employee with or without cause or upon the death or disability of the employee. The employee may terminate his employment upon ninety (90) days notice without cause or in the event the Company demotes the employee or decreases the employee's salary or benefits and perquisites below the level provided in the Employment Agreement (a "Constructive Termination"). Absent a change of control, (i) in the event that an employee's employment is terminated by the Company for cause or by the employee other than pursuant to a Constructive Termination, the employee is compensated through the date of termination, (ii) in the event that the employee's employment is terminated by the Company without cause or by the employee following a Constructive Termination, the employee is entitled to receive base salary for 90 days following termination and (iii) in the event of the termination of an employee's employment because of disability, the employee is entitled to receive his base salary for a period of 180 days following termination. The Employment Agreements provide that in the event the employee is terminated by the Company for any reason following a change of control or the employee terminates his employment due to a Constructive Termination following a change of control, the employee shall be entitled to receive an amount of cash equal to 2.99 times the employee's average annual compensation during the previous five full taxable years and insurance benefits substantially similar to those received immediately prior to termination for the employee and his immediate family. The Company is also obligated to pay legal fees and expenses incurred by the employee to enforce the change of control provision. Additionally, the Employment Agreements contain a covenant not to divulge confidential information about the Company and a covenant not to compete with the Company for a period of one year following termination.

COMPENSATION OF DIRECTORS

     Each of the Company's directors receives $500 per quarter for service as a director. Additionally, Messrs. Fisch, McKinney and Riter receive $500 per meeting attended and Messrs. Ackerman, Gunter and Smith receive $1,000 per meeting attended. Additionally, if approved by the shareholders at this Annual Meeting, the non-employee directors will be eligible to participate in the 1996 Non-Employee Directors' Stock Option Plan, which is described under Proposal 2 in this Proxy Statement.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The members of the Compensation and Stock Option Committee (the "Committee") are James F. Ackerman, Chairman, Ben R. Fisch, M.D. and A.W. Riter, Jr. In determining the compensation to be paid to the Company's executive officers in fiscal 1996, the Committee employed compensation policies designed to align the compensation with the Company's overall business strategy. These policies are intended to (i) reward executives for long-term strategic management and the enhancement of shareholder value, (ii) support a performance-oriented environment that rewards achievement of initial Company goals and recognizes Company performance compared to performance levels of comparable companies in the cable industry, and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     The key components of executive officer compensation, salary and stock option awards, are determined annually in the discretion of the Committee. The Committee considers each executive officer's level of responsibility in setting executive compensation, meaning that the Company pays higher levels of compensation to persons having higher levels of responsibility. The Committee also considers compensation levels among other public companies in the cable television industry in setting executive officer compensation. These businesses include, but are not limited to, the companies reflected in the peer group index in the Stock Performance Chart. The Committee makes these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Committee believes that the compensation paid to its executive officers, including its Chief Executive Officer ("CEO"), are on the low end of the compensation of executive officers of companies to which these comparisons are made. Finally, in setting executive officer compensation the Committee considers the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased during fiscal 1994, 1995 and 1996. The stock price decreased in 1994, increased in 1995 and decreased in 1996. However, no part of executive compensation is strictly tied to performance criteria. Therefore, even in a year in which stock price, earnings and cash flow were flat or down, the Committee could, in its discretion, grant increases in executive compensation. The Committee traditionally has not granted bonuses to executive officers but may, in its discretion, grant bonuses from time to time as it deems appropriate. In determining executive compensation levels, the Company believes that it affords approximately equal weight to each of the factors described herein. In December 1995, all executive officers were granted stock options. Exercise prices for all stock option grants are made at the fair market value of the Company's Common Stock on the dates granted. When making stock option awards to executive officers, the Committee bases the size of the awards on the foregoing factors. In determining the amount of options granted, the Committee considers the amount and terms of options already held.

     The Committee increased the CEO's salary approximately $20,000 to approximately $210,000 in fiscal 1996. The Committee set the fiscal 1996 compensation of the Company's CEO on the basis of the CEO's level of responsibility, comparisons to salaries of chief executive officers of businesses the Committee deemed comparable (as described above) and the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased in fiscal 1994, 1995 and 1996. The stock price decreased in 1994, increased in 1995 and decreased in 1996. As stated previously, the Committee believes that the CEO's compensation is on the low end of compensation of chief executive officers of companies to which comparisons were made, but the Committee believes that the CEO's compensation remains competitive enough to allow the Company to retain a skilled chief executive officer. The CEO's fiscal 1996 compensation was based in part on the Company's stock price, earnings and cash flow, but was in no way specifically tied to any of those factors pursuant to a formula or other objective criteria. The CEO was not paid a bonus during fiscal 1996.

     This report is submitted by the members of the Compensation and Stock Option Committee:

              James F. Ackerman, Chairman
              Ben R. Fisch, M.D.
              A.W. Riter, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee are James F. Ackerman, Ben R. Fisch, M.D. and A.W. Riter, Jr. None of these individuals was an officer or employee of the Company during fiscal 1996.

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended October 31, 1996 with the cumulative total return on (i) the S&P 500 Index and (ii) peer group consisting of businesses engaged in the cable television industry selected by the Company for use in this proxy statement ("Peer Group"). The comparison assumes $100 was invested on October 31, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                                          S&P 500 COMPOS-
COMPANY/INDEX                          TCA CABLE TV INC               ITE        PEER GROUP
OCT-91                                              100               100               100
OCT-92                                           107.46            109.95            101.27
OCT-93                                           170.68            126.39            189.55
OCT-94                                           139.77            131.27            145.95
OCT-95                                           179.54            165.98            151.66
OCT-96                                           165.49            205.97            142.73

     The businesses included in the Peer Group are: Adelphia Communications Corporation (Class A Stock); Cablevision Systems Corporation (Class A Stock); Century Communications Corp. (Class A Stock); Comcast
Cablevision -- Philadelphia; Comcast Corporation (Class A Stock); Falcon Cable Systems Company, a California Limited Partnership; Galaxy Cablevision, L.P.; Jones Intercable Investors, L.P. (Class A Stock); Jones Intercable, Inc.; Jones Spacelink, Ltd. (Class A Stock); the Company; Tele-Communications, Inc. (Class A Stock); Time Warner Inc.; and The Times Mirror Company (Series A Stock). The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

                              CERTAIN TRANSACTIONS

     Rogers Venture Enterprises, Inc., a corporation owned 50% by Robert M. Rogers, Chairman of the Board and Chief Executive Officer of the Company, owns the building in which the Company's principal executive offices are located. The Company currently pays $26,542.92 per month for its lease, with the Company paying for utilities and janitorial services. The Company believes that the terms of such lease are at least as favorable as would be obtainable from a third-party lessor. Total amounts paid by the Company under this lease during fiscal 1996 were $318,515.

     During fiscal 1996, the Company paid $7,572,130 to Media Technologies, Ltd. for distribution system construction services. Media Technologies, Ltd. is a limited partnership in which Kenneth S. Gunter beneficially owns a 60% equity interest and the Company beneficially owns a 40% equity interest.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and Nasdaq. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that Louise H. Rogers filed late one Form 5 reporting three transactions, Wayne J. McKinney filed late one Form 5 reporting one transaction and Kenneth S. Gunter filed late one Form 5 reporting one transaction and one Form 3 reporting one transaction.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal auditors are Coopers & Lybrand, LLP. A representative of Coopers & Lybrand will be present at the Annual Meeting and will have the opportunity to make any desired statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 of the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders such proposals must be received by the Company not later than October 27, 1997. Such proposals should be directed to TCA Cable TV, Inc., Corporate Secretary, P.O. Box 130489, Tyler, Texas 75713-0489.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than those referred to herein. If any matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended October 31, 1996, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ KAREN L. GARRETT

                                            KAREN L. GARRETT
                                            Corporate Secretary

Tyler, Texas
February 24, 1997

                                   APPENDIX A

                               TCA CABLE TV, INC.

                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     1. PURPOSE. The purpose of this 1996 Non-Employee Directors' Stock Option Plan (the "Plan") of TCA Cable TV, Inc., a Texas corporation (the "Company"), is to advance the interests of the Company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's shareholders.

     2. DEFINITIONS. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

          (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereunder.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereunder.

          (c) "Fair Market Value" of a Share on a given date means the last sales price or, if last sales information is generally unavailable, the average of the closing bid and asked prices per Share on such date (or, if there was no trading or quotation in the stock on such date, on the next preceding date on which there was trading or quotation) as reported in the Wall Street Journal.

          (d) "Non-Employee Director" means any member of the Board of Directors who is not currently employed by the Company or any of its "subsidiary corporations" as that term is defined in Section 424(f) of the Code.

          (e) "Option" means the right, granted to a Non-Employee Director under
     Section 7, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. Options granted under the Plan will not be incentive stock options within the meaning of Section 422 of the Code.

          (f) "Participant" means a person who, as a Non-Employee Director of the Company, has been granted an Option which remains outstanding.

          (g) "Share" means a share of common stock, $.10 par value, of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8.

     3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 8, the total number of Shares reserved and available for issuance under the Plan is 250,000. Such Shares may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant. For purposes of the Plan, Shares that may be purchased upon exercise of an Option will not be considered to be available after such Option has been granted; provided, however, that, if an Option expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option will again be available for issuance under the Plan.

     4. ADMINISTRATION OF THE PLAN. The Plan will be administered by a committee of not fewer than two members of the Board of Directors who are not Non-Employee Directors ("the Committee," with each member of the Committee being a "Committee Member"). Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each option agreement, to modify or amend any option agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof) and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Actions by a majority of the Committee at which a quorum is present, or actions reduced to or approved in writing by a majority of the Committee Members, shall be the valid actions of the Committee. No Committee Member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     5. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or Committee Members, the Committee Members shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee Member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding that Committee Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     6. ELIGIBILITY. Each Non-Employee Director of the Company will be eligible to be granted Options under Section 7.

     7. OPTIONS. Each Non-Employee Director shall automatically receive an Option to purchase 5,000 Shares on the Effective Date of the Plan or at the effective date of initial election to the Board of Directors. In addition, an Option to purchase 2,500 Shares will be automatically granted to each Non-Employee Director then serving at the close of business on the day of the Company's Annual Meeting of Shareholders.

          (a) Exercise Price. The per share price at which Shares may be purchased upon exercise of an Option will be equal to 100% of the Fair Market Value of a Share on the date the Option is granted.

          (b) Option Expiration. A Participant's Option will expire at the earlier of (i) 10 years after the Option is granted or (ii) one year after the date the Participant ceases to serve as a director of the Company for any reason.

          (c) Exercisability. Each Option may be exercised immediately upon its grant.

          (d) Method of Exercise. A Participant may exercise an Option, in whole or in part, by (i) giving written notice of exercise to the Secretary of the Company, specifying (A) the Option to be exercised and (B) the number of Shares to be purchased and (ii) paying in full the exercise price (A) in cash (including by check), (B) by surrender of Shares already owned by the Participant having a Fair Market Value at the time of exercise equal to the exercise price or (C) by a combination of cash and Shares.

     8. ADJUSTMENT PROVISIONS.

          (a) Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation or a combination or exchange of shares, the number of Shares subject to this Plan and the number of Shares subject to each Option shall be adjusted consistent with such capital adjustment. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganization, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business assets.

          (b) Insufficient Number of Shares. If at any date an insufficient number of Shares is available under the Plan, Options shall be automatically granted proportionately to each Non-Employee Director.

     9. CHANGES TO THE PLAN. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or authority to grant Options without the consent of shareholders or Participants, except that any amendment or alteration will be subject to the approval of the Company's shareholders at or before the next Annual Meeting of Shareholders if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option.

     10. GENERAL PROVISIONS.

          (a) Agreements. Options and any other right or obligation under the Plan may be evidenced by agreements or other documents executed by the Company, or by the Company and the Participant, incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Committee may from time to time approve. A Participant's acceptance of an Option shall constitute his agreement to all of the terms of the Option and this Plan.

          (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation or contractual obligation of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

          (c) No Right To Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

          (d) No Shareholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant (or person) or, in the case of an Option, such Option is validly exercised in accordance with Section 7.

          (e) Nonexclusivity of the Plan. The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Non-Employee Directors as it may deem desirable.

          (f) Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Texas.

     11. SHAREHOLDER APPROVAL, EFFECTIVE DATE AND PLAN TERMINATION. The Plan will be effective as of the date of its adoption by the Board of Directors, subject to shareholder approval, (or, if later, on August 15, 1996) and, unless earlier terminated by action of the Board, shall terminate at such time as no Shares remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.

                              TCA CABLE TV, INC.

                    PROXY - ANNUAL MEETING OF SHAREHOLDERS


        The undersigned hereby appoints Robert M. Rogers and Fred R. Nichols, or either of them, with full power of substitution, as Proxies to vote, as designated on the reverse, all stock of TCA Cable TV, Inc., owned by the undersigned at the Annual Meeting of Shareholders to be held at Sheraton Tyler Hotel, 5701 S. Broadway, Tyler, Texas on Friday, March 21, 1997, at 3:30 p.m., local time, upon such business as may properly come before the meeting, or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR, (2) FOR THE PROPOSED 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND (3) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


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
                                                        Please mark [x]
                                                        your votes as
                                                        indicated in
                                                        this example

(1)  Election of Directors:

        FOR all nominees        WITHHOLD
        listed to the right     AUTHORITY
        (except as marked       to vote for all
         to the contrary)       nominees listed
                                to the right
                []                []

(2)  Approval of the 1996 Non-Employee
     Directors' Stock Option Plan as
     described in the proxy statement

        FOR     AGAINST    ABSTAIN
        []        []         []

James F. Ackerman, Ben R. Fisch, M.D., Kenneth S. Gunter, Wayne J. McKinney, Fred R. Nichols, A.W. Riter, Jr., Randall K. Rogers, Robert M. Rogers and Fred W. Smith

(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

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(3)  In their discretion on any other matter
     that may properly come before the
     meeting or any adjournment thereof.


                                        Dated:                  , 1997
                                               -----------------

                                        No. Of Shares:
                                                       -------------

                                        -------------------------------
                                        (Signature)

                                        -------------------------------
                                        (Signature if held jointly)

                                        Please date, sign and mail promptly
                                        this proxy in the enclosed envelope.

                                        Where there is more than one owner,
                                        each should sign.  When signing as an
                                        attorney, administrator, executor,
                                        guardian or trustee, please add your
                                        title as such.  If executed by a
                                        corporation, the proxy should be signed
                                        by a duly authorized officer.  If
                                        executed by a partnership, please sign
                                        in the partnership name by an authorized person.

This proxy may be revoked prior to the exercise of the powers conferred by the proxy. THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS.

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